UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2006

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

  Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

By letter dated September 1, 2006, Cree, Inc. (the “Company”) extended an offer to John T. Kurtzweil to employ Mr. Kurtzweil as the Company's Executive Vice President-Finance, Chief Financial Officer and Treasurer commencing on September 29, 2006.  Mr. Kurtzweil accepted the offer the same day. A copy of the letter (the “Offer Letter”) is attached as Exhibit 10.1. The Offer Letter contains the following material terms:

•
Mr. Kurtzweil will be paid an annual base salary of $350,000 and a sign-on bonus of $62,000.  The sign-on bonus is subject to repayment, on a pro rata basis, if he resigns or his employment is terminated for cause within 12 months.

•
Mr. Kurtzweil will participate in the Company’s Management Incentive Compensation Plan with a target award equal to 50% of his base salary.  The actual amount of the incentive payment will depend on meeting quarterly individual goals (for up to 40% of the target award) and annual corporate goals (weighted at 60%) established in accordance with the plan document.  For the first four fiscal quarters in which he participates, his performance measurement against quarterly individual goals will be deemed to be 100% without regard to actual results.  The Company filed a copy of its Fiscal 2007 Management Incentive Compensation Plan with the Securities and Exchange Commission (the “Commission”) on August 25, 2006 as Exhibit 10.1 to the Company’s current report on Form 8-K.

•
Mr. Kurtzweil will be granted an option to purchase 70,000 shares of the Company’s common stock and an award of 20,000 shares of restricted stock under the Company’s 2004 Long-Term Incentive Compensation Plan (the “Plan”).  Both awards will be made on the first business day of the calendar month following the first day of his employment.  The option award terms provide that the option will vest and become exercisable over a three-year period in equal installments on the anniversary of the grant date, subject to the condition that Mr. Kurtzweil remain employed by the Company or a related “Employer” as defined in the Plan. If not sooner terminated, the option will expire seven years after the grant date.  The exercise price of the option will be the last sales price reported for the regular trading session on the Nasdaq Stock Market on the grant date.  The restricted stock award terms provide that the shares will vest over a five-year period in equal installments, beginning on September 1, 2007, subject to the condition that Mr. Kurtzweil remain employed by the Company or a related Employer.  The Company filed a copy of the Plan with the Commission on November 8, 2005 as Exhibit 10.1 to the Company’s current report on Form 8-K.

•
The Company will pay for certain costs in connection with Mr. Kurtzweil’s relocation from Austin, Texas to North Carolina.  The Company will provide Mr. Kurtzweil with temporary housing in North Carolina for up to one year and will also pay or reimburse other costs in accordance with the Company’s relocation policy for new hires.  In addition, the Company has agreed to reimburse Mr. Kurtzweil for seller brokerage fees in connection with the sale of his primary residence in Texas and for travel costs for biweekly trips between Austin, Texas and North Carolina until the earlier of September 28, 2007 or the move of his family’s residence to North Carolina.

•
Mr. Kurtzweil will be an at-will employee, meaning that he or the Company can terminate his employment at any time.  However, upon commencement of his employment, he and the Company will enter into a Severance Agreement that will provide for certain severance benefits that vary depending on the circumstances under which his employment terminates.  If his employment is terminated by the Company without cause or he resigns for good reason within 12 months following a change in control, he will receive (i) continued payment of his base salary for 12 months following his termination, (ii) full acceleration of all unvested equity awards, if any, and (iii) up to 12 months’ reimbursement for COBRA premiums for him and his eligible dependents.  If his employment is terminated by the Company without cause or he resigns for good reason within 12 months for any circumstance other than a change in control, he will receive (i) continued payment of his base salary for 12 months following his termination, and (ii) up to 12 months’ reimbursement for COBRA premiums for him and his eligible dependents.

•
Mr. Kurtzweil has agreed to execute the Company’s standard form of employee agreement regarding confidential information, intellectual property and noncompetition.  This agreement includes an undertaking by the employee not to compete with the Company’s business for a period of one year following any termination of employment.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated under this item by reference.

The Company’s Board of Directors has appointed Mr. Kurtzweil as an Executive Vice President and as Chief Financial Officer and Treasurer of the Company effective as of September 29, 2006.  The Company issued a press release regarding the appointment on September 6, 2006.  A copy of the press release is attached as Exhibit 99.1.  Upon the effectiveness of his appointment on September 29, 2006, Mr. Kurtzweil will succeed Michael E. McDevitt, who was appointed as the Company’s Chief Financial Officer and Treasurer on an interim basis effective May 5, 2006.  Mr. McDevitt will continue to serve as the Company’s Director – Financial Planning.

Mr. Kurtzweil has served since 2004 as Senior Vice President and Chief Financial Officer of Cirrus Logic, Inc., a publicly-traded supplier of analog, mixed-signal and digital processing solutions for audio and industrial product applications, based in Austin, Texas.  He previously served as Senior Vice President and Chief Financial Officer of ON Semiconductor, a global supplier of power- and data-management semiconductors and standard semiconductor components, and of disk drive component manufacturer Read-Rite Corporation, which sold substantially all of its assets to Western Digital Corp. in 2003.  Immediately prior to joining Cirrus Logic, Mr. Kurtzweil had served as interim Chief Financial Officer for Quepasa Corporation, an online company serving the growing US Hispanic community.

Dr. Robert C. Glass, who presently serves as the Company’s Executive Vice President – Materials and Optoelectronics, has accepted appointment as its Vice President – Materials and

Optoelectronics Technology effective September 25, 2006.  His service as an executive vice president of the Company will end on this date.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Offer Letter Agreement, dated September 1, 2006, between Cree, Inc. and John T. Kurtzweil
99.1	Press Release, dated September 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Charles M. Swoboda
Charles M. Swoboda
Chairman, Chief Executive Officer and President

Date:  September 8, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Offer Letter Agreement, dated September 1, 2006, between Cree, Inc. and John T. Kurtzweil
99.1	Press Release, dated September 6, 2006